SCHEDULE 14A
            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934

                  Filed by the Registrant [   ]
         Filed by a Party other than the Registrant [X]

                   Check the appropriate box:
                [   ] Preliminary Proxy Statement
                [   ] Definitive Proxy Statement
               [X] Definitive Additional Materials
 [   ] Soliciting Material Pursuant to Section 240.14a-ll(c) or
                       Section 240.14a-12

              Family Steak Houses of Florida, Inc.
        (Name of Registrant as Specified In Its Charter)

                     Bisco Industries, Inc.
           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

[   ] $125 per Exchange Act Rules 0-1 I(c)(l)(ii), 14a-6(i)(1), or
14a-6(i)(2).

[   ] $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-6(i)(3)

[   ] Fee computed on table below per Exchange Act Rules 14a-
6(i)(4) and 0-11

1) Title of each class of securities to which transaction applies:

2)   Aggregate number of securities to which transaction applies:

3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

4)   Proposed maximum aggregate value of transaction:

     [   ]  Check box if any part of the fee is offset as provided
     by Exchange Act Rule 0-1 I(a)(2) and identify the filing for which the offering fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     1)   Amount Previously Paid:

     2)   Form, Schedule or Registration Statement No.:

     3)   Filing Party:

     4)   Date Filed:

























                       [BISCO LETTERHEAD]





                                   May 16, 1997


Dear Fellow Shareholder (Family Steakhouse of Florida, Inc.)

A number of you have called expressing confusion over the barrage of materials (often contradictory) you have received. I will try to simplify the matter:

          IF YOU HAVE TENDERED your shares to us - We must get your gold consent card(s) to help us proceed with the purchase of your shares.

          IF YOU HAVE NOT TENDERED your shares - We must get your gold consent card to help us proceed with attempting to increase the value of your investment.

          IF YOU WOULD LIKE TO TENDER your shares - Contact your broker/bank or Garland Associates, Inc., (800) 455-6084
          (toll free) or (212) 866-0095 (collect).

          IF YOU DO NOT ACT - You will be supporting the shareholder restrictions recently adopted by the Board!!

Please send in your gold card today marked "consent". Your latest vote WILL COUNT.

Sincerely,



Mr. Glen F. Ceiley
President and CEO